Exhibit 10.9

AMENDMENT TO LOAN AGREEMENT

        THIS AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made effective as of July 15, 2004, by and between GTA-IB, LLC, a Florida limited liability company ("GTA-IB"), and GOLF TRUST OF AMERICA, L.P., a Delaware limited partnership (the "Lender").

R E C I T A L S

        A.    Reference is made to that certain Loan Agreement (the "Agreement") dated as of June 20, 1997, by and between the Lender and Golf Host Resorts, Inc., a Colorado corporation (the "Prior Borrower"). Capitalized terms used without definition in this Amendment shall have the meanings assigned to such terms in the Agreement.

        B.    Pursuant to that certain Settlement Agreement dated as of July 15, 2004 by and among (i) the Prior Borrower, (ii) Golf Hosts, Inc., a Florida corporation, (iii) Golf Host Management, Inc., a Delaware corporation, (iv) Golf Host Condominium, Inc., a Delaware corporation, (v) Golf Host Condominium, LLC, a Delaware limited liability company, (vi) GTA-IB and (vii) Lender (the "Settlement Agreement"), the Prior Borrower has been released from its obligations under the Agreement and GTA-IB has agreed to undertake these obligations under the Agreement.

        C.    GTA-IB and the Lender acknowledge and agree that the Borrower is in default of its obligations under the Agreement, as described in the Settlement Agreement, and that such default shall not be deemed to be cured or waived under this Amendment. Nothing herein shall eliminate or restrict the Lender's right to take all action under the Agreement and at law with respect to such default.

        D.    In furtherance of the Settlement Agreement, GTA-IB and Lender have agreed to amend the Agreement on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the covenants and conditions herein contained, the parties hereto agree as follows:

        1.     Defined Terms. In Section 1.1, the defined term below is hereby amended and restated as follows:

            "Borrower" means GTA-IB, LLC, a Florida limited liability company, and any successor thereto, or assignee thereof, as permitted by the terms of this Agreement."

        2.     Interest on Additional Interest Amount. Section 2.1(d) of the Agreement is hereby deleted in its entirety.

        3.     Section 2.3. Section 2.3 of the Agreement is hereby amended and restated as follows:

            "2.3 Tranche I Loan Interest. Notwithstanding any other term of this Agreement, Borrower shall have no obligation to accrue or pay Interest or any other interest to Borrower on or related to the Tranche I Loan at any time.

              (a)   Base Interest. Borrower shall have no obligation to accrue or pay Base Interest at any time.

              (b)   Deleted.

              (c)   Participating Interest. Borrower shall have no obligation to accrue or pay Participating Interest at any time.

              (d)   Deleted.

              (e)   Record-keeping. Borrower shall utilize an accounting system for the Property in accordance with its usual and customary practices and in accordance with GAAP which will accurately record all Gross Revenue. Borrower shall retain all accounting records for each Fiscal Year conforming to such accounting system until at least five (5) years after the expiration of such Fiscal Year."

        4.     Section 2.4. Section 2.4 of the Agreement is hereby amended and restated as follows:

            "2.4 Tranche II Loan Interest. Notwithstanding any other term of this Agreement, Borrower shall have no obligation to accrue or pay Interest or any other interest to Lender on or related to the Tranche II Loan at any time."

        5.     Section 2.6. Section 2.6 of the Agreement is hereby deleted in its entirety.

        6.     Section 6.1. Section 6.1 of the Agreement is hereby deleted in its entirety.

        7.     Section 6.8. The second sentence of Section 6.8 of the Agreement is hereby deleted.

        8.     Section 6.9(e). The first sentence of Section 6.9(e) of the Agreement is hereby deleted.

        9.     Section 6.10(a). Section 6.10(a) of the Agreement is hereby amended and restated as follows:

            "(a) Borrower shall utilize, or cause to be utilized, an accounting system for the Property in accordance with its usual and customary practice, and in accordance with GAAP. The books of account and all other records relating to or reflecting the operation of the Property shall be kept at either the Property or Borrower's offices. Such books and records shall be available to Lender and its representatives for examination, audit, inspection and transcription."

        10.   Section 6.10(b). Section 6.10(b) of the Agreement is hereby amended and restated as follows:

            "(b) Borrower shall furnish to Lender within thirty (30) days of the end of each Fiscal Quarter unaudited financial statements for the Fiscal Quarter and year to date, together with the same information for the comparable prior Fiscal Quarter and year to date, including the following: results of operations, a balance sheet, statements of cash flows and statement of changes in owner's equity. If Lender requests, Borrower shall provide reviewed financial statements for such Fiscal Quarter at Borrower's expense. Each quarterly report shall also include a narrative explaining any deviation in any major revenue or expense category or operating expenses (by category) of more than ten percent (10%) from the amounts set forth on the Annual Budget, together with, if appropriate a revised Annual Budget, which budget shall be subject to Lender's review and approval as provided in Section 6.9."

        11.   Section 6.20. Section 6.20 of the Agreement is hereby deleted in its entirety.

        12.   Section 16.17. Section 16.17 of the Agreement is hereby amended and restated as follows:

            "16.17 Interest Rate Limitation. It is the intent of Borrower and Lender in the execution of this Agreement and the other Loan Documents that the Loans be interest free on all amounts and at all times."

        13.   Construction. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect.

        14.   Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        15.   Counterparts. This Amendment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

[Signature page attached]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

GTA-IB:

GTA-IB, LLC,
a Florida limited liability company

By:	/s/ W. BRADLEY BLAIR, II
Its:	President
Lender:
GOLF TRUST OF AMERICA, L.P., a Delaware limited partnership
By: GTA GP, Inc., a Maryland corporation Its: General Partner
By:	/s/ W. BRADLEY BLAIR, II
Its:	President